EQUITRANS MIDSTREAM ANNOUNCES FIRST QUARTER 2024 RESULTS
Canonsburg, PA (April 30, 2024) – Equitrans Midstream Corporation (NYSE: ETRN), today, announced financial and operational results for the first quarter 2024. Included in the "Non-GAAP Disclosures" section of this news release are important disclosures regarding the use of non-GAAP supplemental financial measures, including information regarding their most comparable GAAP financial measure.
Q1 2024 Highlights:
•Announced proposed acquisition by EQT Corporation in an all-stock transaction
•Reported $111.9 million of net income and $271.8 million of Adjusted EBITDA
•Generated $177.5 million of net cash from operating activities
•Recorded 67% of total operating revenue from firm reservation fees
“With all of the waterbody and wetland crossings complete and less than one mile of pipeline to install, we are nearing completion of MVP’s forward construction activities,” said Diana M. Charletta, Equitrans Midstream’s President & CEO. “Permanent restoration work is ongoing, and we expect to complete construction and final commissioning activities on or about May 31, 2024, with MVP’s total project cost estimated at approximately $7.85 billion. As part of the regulatory process, on April 22, 2024, Mountain Valley Pipeline filed a formal request for authorization from the Federal Energy Regulatory Commission to place the MVP project into service following the mechanical completion of all project facilities. We are pleased to be so close to completing this critical infrastructure project.”
2024 FIRST QUARTER SUMMARY RESULTS

Three Months Ended March 31,
$ millions (except per share metrics)	2024
Net income attributable to ETRN common shareholders	$94.4
Adjusted net income attributable to ETRN common shareholders	$102.1
Earnings per diluted share attributable to ETRN common shareholders	$0.21
Adjusted earnings per diluted share attributable to ETRN common shareholders	$0.23
Net income	$111.9
Adjusted EBITDA	$271.8
Deferred revenue	$61.0
Net cash provided by operating activities	$177.5
Free cash flow	$(346.5)
Retained free cash flow	$(411.6)
Net income attributable to ETRN common shareholders for the first quarter 2024 was impacted by several items, including one-time transaction expenses of $5.7 million related to the proposed acquisition by EQT Corporation (EQT) and a $4.7 million unrealized loss on derivative instruments. The unrealized loss is reported within other expense, net, and relates to the contractual agreement with EQT in which ETRN will receive cash from EQT conditioned on the quarterly average of certain Henry Hub natural gas prices exceeding certain thresholds beginning with the quarter in which the Mountain Valley Pipeline (MVP) long-term firm capacity obligations become effective through the fourth quarter of 2024. The contract is accounted for as a derivative with the fair value marked-to-market at each quarter-end. Additionally, ETRN reported first quarter equity income of $73.0 million, which is primarily associated with allowance for funds used during construction (AFUDC) related to resuming MVP forward construction in 2023 and continuing forward construction in the first quarter of 2024.
As a result of the gathering agreement entered into with EQT in February 2020 (EQT Global GGA), revenue from the contracted minimum volume commitment (MVC) is recognized utilizing an average gathering rate applied over the remaining contract life. The difference between the cash received from the MVC and the revenue recognized results in the deferral of revenue into future periods. Deferred revenue for the first quarter 2024 was $61.0 million.
Operating revenue for the first quarter 2024 decreased by $12.1 million compared to the same quarter last year, primarily related to one-time transmission and gathering contract buyouts by a customer of $28.8 million that occurred in the first quarter 2023, partially offset by increased gathering revenues from other customers. Operating expenses increased by $22.0 million compared to the first quarter 2023, primarily due to increased selling, general and administrative expenses, one-time transaction expenses related to the proposed acquisition by EQT, and higher operating and maintenance and depreciation expenses, partially offset by a decrease in expenses related to the Rager Mountain natural gas storage field incident.
QUARTERLY DIVIDEND
For the first quarter 2024, ETRN will pay a quarterly cash dividend of $0.15 per common share on May 15, 2024 to ETRN common shareholders of record at the close of business on May 7, 2024.
TOTAL CAPITAL EXPENDITURES AND CAPITAL CONTRIBUTIONS

Three Months Ended March 31,
$ millions	2024
MVP	$423
Gathering(1)	$49
Transmission(2)	$18
Water	$10
Total	$500
(1)Excludes approximately $5.0 million of capital expenditures related to the noncontrolling interest in Eureka Midstream Holdings, LLC (Eureka) for the three months ended March 31, 2024.
(2)Includes capital contributions to Mountain Valley Pipeline, LLC (MVP JV) for the Southgate project.
2024 GUIDANCE
Due to the pending transaction with EQT, ETRN has discontinued providing quarterly and annual financial guidance. Accordingly, investors should not rely on any previously disclosed financial guidance and are cautioned not to rely on historical forward-looking statements as those forward-looking statements were the estimates of management only as of the date provided and were subject to the specific risks and uncertainties that accompanied such forward-looking statements.
Full-Year 2024 Capital Expenditures and Capital Contribution Outlook

$ millions
MVP(1)	$700
Gathering(2)	$220 - $270
Transmission(3)	$70 - $80
Water	$25 - $35
Total	$1,015 - $1,085
(1)Assumes, among other things, MVP construction completion on or about 5/31/2024.
(2)Excludes approximately $15 million of capital expenditures related to the noncontrolling interest in Eureka.
(3)Includes capital contributions to MVP JV for the Southgate project.
All guidance items exclude the impact of the proposed acquisition by EQT.

BUSINESS AND PROJECT UPDATES
Proposed EQT Acquisition of Equitrans Midstream
On March 11, 2024, Equitrans Midstream announced that it had entered into a definitive agreement with EQT Corporation, whereby EQT would acquire Equitrans in an all-stock transaction. Under the terms of the merger agreement, unanimously approved by the boards of directors of both companies, each outstanding share of Equitrans common stock will be exchanged for 0.3504 shares of EQT common stock. As a result of the transaction, EQT’s existing shareholders are expected to own approximately 74% of the combined company and Equitrans’ shareholders are expected to own approximately 26%. Closing of the transaction is subject to certain conditions described in the merger agreement, including the approval of EQT shareholders and Equitrans shareholders and regulatory clearance.
Mountain Valley Pipeline
As of April 28, 2024, the MVP JV has made substantial progress on the MVP project including, among other things, completing:
•approximately 303 miles of pipeline installed (less than one mile remaining to install);
•all waterbody and wetland crossing work;
•the hydrotesting of approximately 269 miles (approximately 35 miles of testing remains, inclusive of interconnect piping);
•the purging and packing of the pipeline through to the second compressor station (total of approximately 77 miles);
•the commissioning of two of three MVP compressor stations; and
•restoration of a substantial portion of the pipeline right-of-way, with the majority of remaining pipeline restoration to occur following MVP in-service.
Remaining forward construction includes the tying in of a completed bore, the installation of pipe on a steep slope, and the tying together of the final pipeline segments after completing testing and commissioning activities.
In April 2024, the MVP JV filed its in-service authorization request for the MVP project with the Federal Energy Regulatory Commission (FERC). Construction, together with commissioning activity and certain restoration work, is ongoing as of the date of this news release, and ETRN expects to complete construction and final commissioning of the pipeline on or about May 31, 2024. The majority of the remaining restoration is to occur following MVP in-service. MVP and MVP-related long-term firm capacity will begin on the first day of the month immediately following the date MVP receives FERC authorization to commence service and is able to provide the applicable service level (with certain MVC step ups and more significant gathering MVC fee declines under the EQT Global GGA commencing effective the first day of the calendar quarter in which the MVP long-term firm capacity obligations commence). Should MVP be authorized and able to provide service, however its long-term firm capacity obligations are not yet effective due to timing, MVP would be available for interruptible or short-term firm service until long-term firm capacity obligations commence.
While the MVP project has made substantial progress toward completion, the total estimated project cost was adversely affected by a number of factors, including that the pace of forward construction and workforce draw down realized through April 28, 2024, were slower than anticipated resulting in additional labor, equipment and support costs in April and May 2024. Project costs were affected by challenging physical construction conditions, certain equipment and other issues during now-completed boring operations, unexpected challenges with certain pipeline cleaning procedures, and inclement weather. Additionally, ETRN updated its assumptions regarding the completion of certain restoration efforts, including associated scope, permit-related activities, and labor, as well as taking into account refreshed contractor bids. Given these and certain other factors which may have potential impacts on project completion, such as weather in the pre- or post-MVP in-service periods, ETRN is targeting a total project cost of approximately $7.85 billion (including contingency and excluding allowance for funds used during construction (AFUDC)).
Through March 31, 2024, ETRN had funded approximately $3.8 billion to the MVP JV for the MVP project. Given ETRN’s expectation to complete MVP project construction and final commissioning on or about May 31, 2024, and its estimated total project cost of approximately $7.85 billion (including contingency and excluding AFUDC), ETRN expects it would incur approximately $4.1 billion of the estimated total project cost, inclusive of approximately $255 million in excess of ETRN's ownership interest. ETRN's equity ownership in the MVP project is anticipated to progressively increase from approximately 48.9% to approximately 49.2%. Total capital contributions made by ETRN to the MVP JV in 2024 are expected to be approximately $700 million.
Ohio Valley Connector Expansion Project
The Ohio Valley Connector Expansion Project (OVCX) began providing firm interim service on April 1, 2024, and ETRN expects full in-service to occur on May 1, 2024. Total investment in the project is expected to be approximately $160 million, including approximately $40 million in 2024. The majority of the total investment is expected to be made by year-end 2024. The project is primarily supported by long-term firm capacity commitments of 330 MMcf per day.
Senior Notes Offering
On February 26, 2024, EQM Midstream Partners, LP (EQM) completed the issuance of $600 million aggregate principal amount of its 6.375% senior notes due 2029. Net proceeds from the offering were used to repay outstanding borrowings under EQM's revolving credit facility and for general partnership purposes.
Volume Curtailment Update
First quarter 2024 gathered volumes and revenue were negatively impacted by the approximately one Bcf per day of gross production curtailments announced in March 2024 by EQT, as a substantial portion of such curtailments were realized on ETRN systems beginning in late February 2024. On April 23, 2024, EQT announced it assumes curtailments of approximately one Bcf per day of its operated production to continue through May 2024 and acknowledged the potential for future curtailments depending on market conditions. ETRN expects that EQT will continue to curtail production on ETRN systems through May 2024 and that EQT and/or other producers could curtail production further in 2024.
Outstanding Debt and Liquidity
As of March 31, 2024, ETRN reported $6.9 billion of consolidated debt; $520.0 million of borrowings and $105.8 million of letters of credit outstanding under EQM's revolving credit facility; $330.0 million of borrowings under Eureka's revolving credit facility; and $51.3 million of cash.

NON-GAAP DISCLOSURES
Adjusted Net Income Attributable to ETRN Common Shareholders and Adjusted Earnings per Diluted Share Attributable to ETRN Common Shareholders
Adjusted net income (loss) attributable to ETRN common shareholders and adjusted earnings (loss) per diluted share attributable to ETRN common shareholders are non-GAAP supplemental financial measures that management and external users of ETRN’s consolidated financial statements, such as industry analysts and investors, may use to make period-to-period comparisons of earnings trends. Management believes that adjusted net income (loss) attributable to ETRN common shareholders and adjusted earnings (loss) per diluted share attributable to ETRN common shareholders as presented provide useful information for investors for evaluating period-over-period earnings. Adjusted net income (loss) attributable to ETRN common shareholders and adjusted earnings (loss) per diluted share attributable to ETRN common shareholders should not be considered as alternatives to net income (loss) attributable to ETRN common shareholders, earnings (loss) per diluted share attributable to ETRN common shareholders or any other measure of financial performance presented in accordance with GAAP. Adjusted net income (loss) attributable to ETRN common shareholders and adjusted earnings (loss) per diluted share attributable to ETRN common shareholders have important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss) attributable to ETRN common shareholders and earnings (loss) per diluted share attributable to ETRN common shareholders, including as applicable, unrealized gain (loss) on derivative instruments, expenses for the Rager Mountain natural gas storage field incident (Rager Mountain incident), transaction costs, contract asset write-down, and the related tax impacts of these items, which items affect the comparability of results period to period. Additionally, because these non-GAAP metrics may be defined differently by other companies in ETRN’s industry, ETRN’s definitions of adjusted net income (loss) attributable to ETRN common shareholders and adjusted earnings (loss) per diluted share attributable to ETRN common shareholders may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. Adjusted net income (loss) attributable to ETRN common shareholders and adjusted earnings (loss) per diluted share attributable to ETRN common shareholders should not be viewed as indicative of the actual amount of net income (loss) attributable to ETRN common shareholders or actual earnings (loss) per diluted share of ETRN in any given period.
The table below reconciles adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders with net income (loss) attributable to ETRN common shareholders and earnings (loss) per diluted share attributable to ETRN common shareholders as derived from the statements of consolidated comprehensive income to be included in ETRN’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024. Diluted weighted average common shares outstanding assumes dilution for each applicable period.

Reconciliation of Adjusted Net Income Attributable to ETRN Common Shareholders and Adjusted Earnings per Diluted Share Attributable to ETRN Common Shareholders

	Three Months Ended March 31,
(Thousands, except per share information)	2024	2023
Net income attributable to ETRN common shareholders	$94,371	$87,054
Add back (deduct):
Unrealized loss on derivative instruments	4,672	8,494
Rager Mountain incident	—	4,122
Transaction costs	5,684	—
Tax impact of non-GAAP items(1)	(2,580)	(3,272)
Adjusted net income attributable to ETRN common shareholders	$102,147	$96,398
Diluted weighted average common shares outstanding, assuming dilution	440,561	434,254
Adjusted earnings per diluted share attributable to ETRN common shareholders	$0.23	$0.22
(1)The adjustments were tax effected at ETRN’s federal and state statutory tax rate for each period including certain discrete valuation allowance adjustments as necessary.
Adjusted EBITDA
Adjusted EBITDA excludes the impact of certain non-operating income and expenses, non-cash items, and other items that ETRN believes are not indicative of ETRN's ongoing operations or affect the comparability of results period to period. As used in this news release, Adjusted EBITDA means, as applicable, net income (loss), plus income tax expense (benefit), net interest expense, depreciation, amortization of intangible assets, payments on the preferred interest in EQT Energy Supply, LLC (Preferred Interest), non-cash long-term compensation expense, expenses for the Rager Mountain incident, transaction costs, contract asset write-down, ETRN's proportional ownership of MVP JV adjusted EBITDA, realized gains on derivative instruments and less equity income, AFUDC-equity, unrealized gain (loss) on derivative instruments, and adjusted EBITDA attributable to noncontrolling interest. As used in this news release, MVP JV adjusted EBITDA means, as applicable, MVP JV net income plus net interest expense and depreciation.
The table below reconciles adjusted EBITDA with net income as derived from the statements of consolidated comprehensive income to be included in ETRN's Quarterly Report on Form 10-Q for the three months ended March 31, 2024.

Reconciliation of Adjusted EBITDA

	Three Months Ended March 31,
(Thousands)	2024	2023
Net income:	$111,889	$106,091
Add (deduct):
Income tax expense (benefit)	19,400	(3,784)
Net interest expense	118,896	104,957
Depreciation	71,672	69,404
Amortization of intangible assets	16,205	16,205
Preferred Interest payments	2,764	2,746
Non-cash long-term compensation expense	4,904	3,468
Rager Mountain incident	—	4,122
Transaction costs	5,684	—
Equity income	(73,005)	(122)
AFUDC – equity	(438)	(206)
Unrealized loss on derivative instruments	4,672	8,494
Adjusted EBITDA attributable to noncontrolling interest(1)	(10,873)	(11,819)
Adjusted EBITDA	$271,770	$299,556
(1)Reflects adjusted EBITDA attributable to noncontrolling interest associated with the third-party ownership interest in Eureka. Adjusted EBITDA attributable to noncontrolling interest for the three months ended March 31, 2024, was calculated as net income of $2.9 million plus depreciation of $3.3 million, plus amortization of intangible assets of $2.1 million, and plus interest expense of $2.6 million. Adjusted EBITDA attributable to noncontrolling interest for the three months ended March 31, 2023, was calculated as net income of $4.4 million plus depreciation of $3.2 million, plus amortization of intangible assets of $2.1 million, and plus interest expense of $2.1 million.
Free Cash Flow
As used in this news release, free cash flow means, as applicable, net cash provided by operating activities plus principal payments received on the Preferred Interest, distributions received from the MVP JV included in net cash provided by (used in) investing activities, and less net cash provided by operating activities attributable to noncontrolling interest, dividends paid to Series A Preferred Shareholders, capital expenditures (excluding the noncontrolling interest share (40%) of Eureka capital expenditures), capital contributions to MVP JV and distributions received from the MVP JV associated with MVP financing activities.
Retained Free Cash Flow
As used in this news release, retained free cash flow means free cash flow less dividends paid to common shareholders.
The table below reconciles free cash flow and retained free cash flow with net cash provided by operating activities as derived from the statements of consolidated cash flows to be included in ETRN's Quarterly Report on Form 10-Q for the three months ended March 31, 2024.

Reconciliation of Free Cash Flow and Retained Free Cash Flow

	Three Months Ended March 31,
(Thousands)	2024	2023
Net cash provided by operating activities	$177,491	$224,720
Add (deduct):
Principal payments received on the Preferred Interest	1,529	1,429
Net cash provided by operating activities attributable to noncontrolling interest(1)	(7,754)	(9,528)
ETRN Series A Preferred Shares dividends(2)	(14,628)	(14,628)
Capital expenditures(3)(4)	(80,155)	(73,259)
Capital contributions to MVP JV	(422,985)	(34,513)
Free cash flow	$(346,502)	$94,221
Less:
Dividends paid to common shareholders(5)	(65,050)	(64,964)
Retained free cash flow	$(411,552)	$29,257
(1)Reflects 40% of $19.4 million and $23.8 million, which was Eureka’s standalone net cash provided by operating activities for the three months ended March 31, 2024 and 2023, respectively, which represents the noncontrolling interest portion for the three months ended March 31, 2024 and 2023, respectively.
(2)Reflects cash dividends paid of $0.4873 per ETRN Series A Perpetual Convertible Preferred Share during the three months ended March 31, 2024 and 2023, respectively.
(3)Does not reflect amounts related to the noncontrolling interest share of Eureka.
(4)ETRN accrues capital expenditures when the work has been completed but the associated bills have not yet been paid. Accrued capital expenditures are excluded from the statements of consolidated cash flows until they are paid.
(5)Fourth quarter 2023 dividend of $0.15 per ETRN common share was paid during the first quarter 2024.
Adjusted EBITDA, free cash flow and retained free cash flow are non-GAAP supplemental financial measures that management and external users of ETRN's consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies, may use to assess:
•ETRN’s operating performance as compared to other publicly traded companies in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods
•The ability of ETRN’s assets to generate sufficient cash flow to pay dividends to ETRN’s shareholders
•ETRN’s ability to incur and service debt and fund capital expenditures and capital contributions
•The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
ETRN believes that adjusted EBITDA, free cash flow, and retained free cash flow provide useful information to investors in assessing ETRN's financial condition and results of operations. Adjusted EBITDA, free cash flow, and retained free cash flow should not be considered as alternatives to net income (loss), operating income, or net cash provided by operating activities, as applicable, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA, free cash flow, and retained free cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss), operating income and net cash provided by operating activities. Additionally, because these non-GAAP metrics may be defined differently by other companies in ETRN's industry, ETRN's definitions of adjusted EBITDA, free cash flow, and retained free cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. Free cash flow and retained free cash flow should not be viewed as indicative of the actual amount of cash that ETRN has available for dividends or that ETRN plans to distribute and are not intended to be liquidity measures.

About Equitrans Midstream Corporation:
Equitrans Midstream Corporation has a premier asset footprint in the Appalachian Basin and, as the parent company of EQM Midstream Partners, is one of the largest natural gas gatherers in the United States. Through its strategically located infrastructure assets in the Marcellus and Utica regions, Equitrans has an operational focus on gas transmission and storage systems, gas gathering systems, and water services that support natural gas development and production across the Basin. With a rich 140-year history in the energy industry, Equitrans was launched as a standalone company in 2018 with a vision to be the premier midstream services provider in North America. While working to meet America's growing need for clean-burning energy, Equitrans is proud of its environmental, social, and governance (ESG) practices, striving every day to preserve and protect the environment, provide an engaging workplace for its employees, support and enrich its local communities, and to deliver sustained value for customers and shareholders.
Visit www.equitransmidstream.com; and to learn more about our ESG practices visit www.equitransmidstream.com/sustainability-reporting/
Analyst inquiries:
Anthony DeFabio – Treasurer and Director, Investor Relations
412-518-7193
adefabio@equitransmidstream.com
Media inquiries:
Natalie Cox – Communications and Corporate Affairs
ncox@equitransmidstream.com

Cautionary Statements
This news release contains certain forward-looking statements within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended (the Exchange Act), and Section 27A of the United States Securities Act of 1933, as amended (the Securities Act), concerning ETRN and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of ETRN, as well as assumptions made by, and information currently available to, such management. Forward-looking statements may be identified by words such as “aim,” “anticipate,” “approximate,” “aspire,” “assume,” “believe,” “budget,” “cause,” “continue,” “could,” “depend,” “develop,” “design,” “estimate,” “expect,” “focused,” “forecast,” “goal,” “guidance,” “impact,” “implement,” “increase,” “intend,” “lead,” “maintain,” “may,” “might,” “objective,” “opportunity,” “outlook,” “plan,” “position,” “possible,” “potential,” “predict,” “project,” “pursue,” “reduce,” “remain,” “result,” “scheduled,” “seek,” “should,” “strategy,” “strive,” “target,” “view,” “will,” or “would” and other similar words or expressions . The absence of such words or expressions does not necessarily mean the statements are not forward-looking statements. These statements are subject to various risks and uncertainties, many of which are outside ETRN's control. Without limiting the generality of the foregoing, forward-looking statements contained in this communication may include the following and/or statements with respect thereto, as applicable: statements regarding (i) the proposed EQT acquisition of ETRN, including the ability to consummate the Mergers (as defined in Note 2 of ETRN’s Quarterly Report on Form 10-Q for the period ended March 31, 2024 to be filed with the SEC) in the expected time frame or at all, including due to the inability to obtain all approvals necessary or the failure of closing conditions and (ii) anticipated or perceived benefits of the proposed EQT acquisition of ETRN, including any synergies; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement (as defined in Note 2 of ETRN’s Quarterly Report on Form 10-Q for the period ended March 31, 2024 to be filed with the SEC); the possibility that shareholders of EQT may not approve the issuance of EQT common stock in connection with the proposed EQT acquisition of ETRN; the possibility that the shareholders of ETRN may not adopt the Merger Agreement; the risk that EQT or ETRN may be unable to obtain governmental and regulatory approvals required for the proposed EQT acquisition of ETRN, or required governmental and regulatory approvals may delay the Merger or result in the imposition of conditions that could cause the parties to abandon the Merger; the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management’s time from ongoing business operations due to the proposed EQT acquisition of ETRN; the risk that any announcements relating to the proposed EQT acquisition of ETRN could have adverse effects on the market price of EQT’s common stock or ETRN’s common stock; the risk of any unexpected costs or expenses resulting from the proposed EQT acquisition of ETRN; the risk of any litigation relating to the proposed EQT acquisition of ETRN; the risk that the proposed EQT acquisition of ETRN and its announcement could have an adverse effect on the ability of EQT and ETRN to retain and hire key personnel, on the ability of EQT or ETRN to attract third-party customers and maintain their relationships with derivatives and joint venture counterparties and on EQT’s and ETRN’s operating results and businesses generally; the risk that problems may arise in successfully integrating the businesses of EQT and ETRN, which may result in the combined company not operating as effectively and efficiently as expected; the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the proposed EQT acquisition of ETRN or it may take longer than expected to achieve those synergies or benefits and other important factors that could cause actual results to differ materially from those projected; the volatility in commodity prices for crude oil and natural gas; the effect of future regulatory or legislative actions on EQT and ETRN or the industry in which they operate, including the risk of new restrictions with respect to oil and natural gas development activities; the risk that the credit ratings of the combined business may be different from what EQT and ETRN expect; the ability of management to execute its plans to meet its goals and other risks inherent in EQT’s and ETRN’s businesses; public health crises, such as pandemics and epidemics, and any related government policies and actions; the potential disruption or interruption of EQT’s or ETRN’s operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond EQT’s or ETRN’s control; the combined company’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of ETRN and its affiliates, including guidance and any changes in such guidance in respect of ETRN’s gathering, transmission and storage and water services revenue and volume, including the anticipated effects associated with the February 2020 Gas Gathering and Compression Agreement (and as subsequently amended) entered into with EQT Corporation (EQT) and certain affiliates (collectively, the EQT Global GGA); projected revenue (including from firm reservation fees) and volumes, gathering rates, deferred revenues, expenses and contract liabilities, and the effects on liquidity, leverage, projected revenue, deferred revenue and contract liabilities associated with the EQT Global GGA and the MVP project (including changes in timing for such project); the ultimate gathering MVC fee relief, and timing thereof, provided to EQT under the EQT Global GGA and related agreements, and timing of commencement of step ups in MVC thereunder; ETRN’s ability to de-lever and timing and means thereof; the ultimate financial, business, reputational and/or operational impacts resulting, directly or indirectly, from the Rager Mountain incident; any forecasted adjusted EBITDA (and incremental adjusted EBITDA with MVP full in-service), water operating (loss) income, adjusted water EBITDA, net (loss) income, free cash flow, retained free cash flow (and usage thereof), leverage ratio, build multiples and deferred revenue; the weighted average contract life of gathering, transmission and storage contracts; infrastructure programs (including the targeted or ultimate timing, cost, capacity and sources of funding with respect to gathering, transmission and storage and water projects); the cost to construct or restore right-of-way for, capacity of, shippers for, timing and durability of regulatory approvals and concluding litigation, final design (including project scope, expansions, extensions or refinements and capital and incremental adjusted EBITDA related thereto), ability and timing to contract additional capacity on, mitigate emissions from, targeted in-service dates of, and completion (including potential timing of such completion) of current, planned or in-service projects or assets, in each case as applicable; the effect of the Fiscal Responsibility Act of 2023 on the MVP JV's ability to complete the MVP project; the ability to construct, complete and place in-service the MVP project; the targeted timing and cost of completing the MVP project (and risks related thereto); the targeted total MVP project cost and schedule, including the timing for contractual obligations to commence, and the ability to continue construction, potential receipt of in-service authorization, and the realizability of the perceived benefits of the MVP project; views as to having finalized the scope of Southgate and the ability to permit, construct, complete and place in-service Southgate; the targeted total project cost and timing for completing (and ability to complete) Southgate, including the satisfaction, if any, of conditions precedent with respect to the relevant precedent agreements, timing for forecasted capital expenditures related thereto, and the realizability of the perceived benefits of the amended project design, scope and provisions included in the relevant precedent agreements, and any potential extensions of the terms of the precedent agreements; the MVP JV's ability to execute any additional agreements for firm capacity for Southgate; the potential for future bipartisan support for, and the potential timing for, additional federal energy infrastructure permitting reform legislation to be enacted; the ultimate terms, partner relationships and structure of the MVP JV and ownership interests therein; the realizability of all or any portion of the potential Henry Hub bonus payments; the impact of changes in assumptions and estimates relating to the potential completion and full in-service timing of the MVP project (as well as changes in such timing) on, among other things, the fair value of the Henry Hub cash bonus payment provision of the EQT Global GGA, gathering rates, the amount of gathering MVC fee relief and the estimated transaction price allocated to ETRN's remaining performance obligations under certain contracts with firm reservation fees and MVCs; ETRN’s ability to identify and complete opportunities to optimize its existing asset base and/or expansion projects in ETRN’s operating areas and in areas that would provide access to new markets; ETRN’s ability to bring, and targeted timing for bringing, in-service extensions and expansions of its mixed-use water system, and realize benefits therefrom in accordance with its strategy for its water services business segment; ETRN’s ability to identify and complete acquisitions and other strategic transactions, including joint ventures, effectively integrate transactions into ETRN’s operations, and achieve synergies, system optionality, accretion and other benefits associated with transactions, including through increased scale; the potential for the MVP project, EQM Midstream Partners, LP’s (EQM) leverage, the proposed EQT acquisition of ETRN, customer credit ratings changes, defaults, acquisitions, dispositions and financings to impact EQM’s credit ratings and the potential scope of any such impacts; the effect and outcome of contractual disputes, litigation and other proceedings, including regulatory investigations and proceedings; the potential effects of any consolidation of or effected by upstream gas producers, including acquisitions of midstream assets, whether in or outside of the Appalachian Basin; the potential for, timing, amount and effect of future issuances or repurchases of ETRN’s securities; the effects of conversion, if at all, of ETRN’s preferred shares; the effects of seasonality; expected cash flows, cash flow profile (and support therefor from certain contract structures) and MVCs, including those associated with the EQT Global GGA, and the potential impacts thereon of the commission and in-service timing (or absence thereof) and cost of the MVP project; projected capital contributions and capital and operating expenditures (which may be adjusted by management of the combined company should the proposed EQT acquisition of ETRN close), including the amount and timing of reimbursable capital expenditures, capital budget and sources of funds for capital expenditures; ETRN’s ability to recoup replacement and related costs; future dividend amounts, timing and rates; statements regarding macroeconomic factors effects on ETRN’s business, including, future commodity prices, the impact of MVP in-service on commodity prices or natural gas volumes in the Appalachian Basin, and takeaway capacity constraints in the Appalachian Basin; beliefs regarding future decisions of customers in respect of production growth, curtailing natural gas production, timing of turning wells in line, rig and completion activity and related impacts on ETRN’s business, and the effect, if any, on such future decisions should the MVP be brought in-service, as well as the potential for increased volumes to flow to ETRN’s gathering and transmission system to supply the MVP following in-service; ETRN’s liquidity and financing position and requirements, including sources, availability and sufficiency; statements regarding future interest rates and/or reference rates and the potential impacts thereof; the ability of ETRN’s subsidiaries (some of which are not wholly owned) to service debt under, and comply with the covenants contained in, their respective credit agreements; the MVP JV’s ability to raise project-level debt, and the anticipated proceeds that ETRN expects to receive therefrom; expectations regarding natural gas and water volumes in ETRN’s areas of operations; ETRN’s ability to achieve anticipated benefits associated with the execution of commercial agreements; ETRN’s ability to position itself for a lower carbon economy, achieve, and create value from, its ESG and sustainability initiatives, targets and aspirations (including targets and aspirations set forth in its climate policy) and respond, and impacts of responding, to increasing stakeholder scrutiny in these areas; the effectiveness of ETRN’s information technology and operational technology systems and practices to detect and defend against evolving cyberattacks on United States critical infrastructure; the effects and associated cost of compliance with existing or new government regulations including any quantification of potential impacts of regulatory matters related to climate change on ETRN; and future tax rates, status and position. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results.

Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN has based these forward-looking statements on management’s current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, judicial, construction and other risks and uncertainties, many of which are difficult to predict and are beyond the Company's control, including, as it pertains to the MVP project and its total cost and timing, risks and uncertainties such as the physical construction and restoration conditions, including steep slopes and any further unexpected geological impediments, equipment issues, weather which could affect forward construction and restoration, including the amount and severity of pipeline slips, testing, commissioning, continued crew availability, ability to meet workforce draw down plans, productivity ultimately realized, assumptions related to, and the realizability of, bids provided or to be provided and/or claims which could be made by or against contractors, including relating to materials or subcontractors, project opposition, and the receipt of any necessary approvals, including in-service authorization. Further, the commencement of MVP and MVP-related long-term firm capacity contractual obligations, and certain MVC step ups, more significant gathering MVC fee declines and potential Henry Hub cash bonus payments under the EQT Global GGA, is dependent on MVP authorization from the FERC and ability to commence service and also the terms of the applicable contracts governing the timing of such commencement, which generally provide that such firm capacity obligations commence on the first day of the month immediately following the date MVP is authorized and able to provide the applicable service level and in the case of the EQT Global GGA begin on the first day of the calendar quarter in which such MVP firm capacity obligations commence. The risks and uncertainties that may affect the operations, performance and results of ETRN’s business and forward-looking statements include, but are not limited to, those set forth above as well as under Part I, "Item 1A. Risk Factors" in ETRN's Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the SEC), as updated by the risk factors to be disclosed under Part II, "Item 1A. Risk Factors," of ETRN’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024 to be filed with the SEC, as applicable, and ETRN's subsequent filings. Any forward-looking statement speaks only as of the date on which such statement is made, and ETRN does not intend to correct or update any forward-looking statement, unless required by securities law, whether as a result of new information, future events or otherwise. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. All such statements are expressly qualified by this cautionary statement.
Important Information For Investors And Shareholders; Additional Information And Where To Find It
In connection with the proposed transaction between EQT and Equitrans, EQT intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “registration statement”) that will include a joint proxy statement of EQT and Equitrans and that will also constitute a prospectus of EQT (the “joint proxy statement/prospectus”). EQT and Equitrans also intend to file other documents regarding the proposed transaction with the SEC. This document is not a substitute for the joint proxy statement/prospectus or the registration statement or any other document that EQT or Equitrans may file with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS, AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT MAY BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT EQT, EQUITRANS, THE PROPOSED TRANSACTION, THE RISKS THERETO AND RELATED MATTERS. After the registration statement has been declared effective, a definitive joint proxy statement/prospectus will be mailed to the shareholders of EQT and the shareholders of Equitrans. Investors will be able to obtain free copies of the registration statement and joint proxy statement/prospectus and other relevant documents filed or that will be filed with the SEC by EQT or Equitrans through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by EQT may be obtained free of charge on EQT’s website at www.ir.eqt.com/investor-relations. Copies of the documents filed with the SEC by Equitrans may be obtained free of charge on Equitrans’ website at www.ir.equitransmidstream.com.
Participants In Solicitation
EQT and Equitrans and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction contemplated by the joint proxy statement/prospectus. Information regarding EQT’s directors and executive officers and their ownership of EQT’s securities is set forth in EQT’s filings with the SEC, including EQT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its Definitive Proxy Statement on Schedule 14A that was filed with the SEC on March 1, 2024. To the extent such person’s ownership of EQT’s securities has changed since the filing of such proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Information regarding Equitrans’ directors and executive officers and their ownership of Equitrans’ securities is set forth in Equitrans’ filings with the SEC, including Equitrans’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its Definitive Proxy Statement on Schedule 14A that was filed with the SEC on March 4, 2024. To the extent such person’s ownership of Equitrans’ securities has changed since the filing of such proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the joint proxy statement/prospectus and other relevant materials that will be filed with the SEC regarding the proposed transaction when such documents become available. You may obtain free copies of these documents as described in the preceding paragraph.
No Offer Or Solicitation
This news release relates to the proposed transaction between EQT and Equitrans. This news release is for informational purposes only and shall not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

EQUITRANS MIDSTREAM CORPORATION
 STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended March 31,
	2024	2023

	(Thousands, except per share amounts)
Operating revenues	$364,274	$376,337
Operating expenses:
Operating and maintenance	45,228	42,862
Selling, general and administrative	44,329	32,622
Transaction costs	5,684	—
Depreciation	71,672	69,404
Amortization of intangible assets	16,205	16,205
Total operating expenses	183,118	161,093
Operating income	181,156	215,244
Equity income	73,005	122
Other (expense) income, net	(3,976)	(8,102)
Net interest expense	(118,896)	(104,957)
Income before income taxes	131,289	102,307
Income tax expense (benefit)	19,400	(3,784)
Net income	111,889	106,091
Net income attributable to noncontrolling interests	2,890	4,409
Net income attributable to ETRN	108,999	101,682
Preferred dividends	14,628	14,628
Net income attributable to ETRN common shareholders	$94,371	$87,054

Earnings per share of common stock attributable to ETRN common shareholders - basic	$0.22	$0.20
Earnings per share of common stock attributable to ETRN common shareholders - diluted	$0.21	$0.20

Weighted average common shares outstanding - basic	434,497	433,707
Weighted average common shares outstanding - diluted	440,561	434,254

EQUITRANS MIDSTREAM CORPORATION
GATHERING RESULTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2024	2023

FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues(1)	$135,676	$140,071
Volumetric-based fee revenues	88,964	70,681
Total operating revenues	224,640	210,752
Operating expenses:
Operating and maintenance	24,760	21,396
Selling, general and administrative	28,464	19,508
Depreciation	50,152	49,349
Amortization of intangible assets	16,205	16,205
Total operating expenses	119,581	106,458
Operating income	$105,059	$104,294

Other (expense) income, net(2)	$(4,672)	$(8,494)

OPERATIONAL DATA
Gathered volumes (BBtu per day)
Firm capacity(1)	4,777	5,292
Volumetric-based services	2,603	2,088
Total gathered volumes	7,380	7,380

Capital expenditures(3)	$54,256	$59,713
(1)Includes revenues and volumes, as applicable, from contracts with MVCs.
(2)Other (expense) income, net, includes the unrealized loss on derivative instruments associated with the Henry Hub cash bonus payment provision.
(3)Includes approximately $5.0 million and $3.2 million of capital expenditures related to noncontrolling interests in Eureka for the three months ended March 31, 2024 and 2023, respectively.

EQUITRANS MIDSTREAM CORPORATION
TRANSMISSION RESULTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2024	2023

FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues	$100,323	$101,722
Volumetric-based fee revenues	16,571	37,184
Total operating revenues	116,894	138,906
Operating expenses:
Operating and maintenance	11,753	14,390
Selling, general and administrative	13,676	11,706
Depreciation	14,383	13,888
Total operating expenses	39,812	39,984
Operating income	$77,082	$98,922

Equity income	$73,005	$122

OPERATIONAL DATA
Transmission pipeline throughput (BBtu per day)
Firm capacity(1)	3,370	3,345
Interruptible capacity	49	3
Total transmission pipeline throughput	3,419	3,348

Average contracted firm transmission reservation commitments (BBtu per day)	4,157	4,239

Capital expenditures(2)	$17,704	$9,189
(1)Firm capacity includes volumes associated with firm capacity contracts including volumes in excess of firm capacity.
(2)Transmission capital expenditures do not include aggregate capital contributions made to the MVP JV of approximately $423.0 million and $34.5 million for the three months ended March 31, 2024 and 2023, respectively.

EQUITRANS MIDSTREAM CORPORATION
WATER RESULTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2024	2023

FINANCIAL DATA	(Thousands, except MMgal amounts)
Firm reservation fee revenues(1)	$9,375	$9,375
Volumetric-based fee revenues	13,365	17,304
Total operating revenues	22,740	26,679
Operating expenses:
Operating and maintenance	8,693	7,045
Selling, general and administrative	2,025	1,398
Depreciation	7,034	5,863
Total operating expenses	17,752	14,306
Operating income	$4,988	$12,373

OPERATIONAL DATA
Water services volumes (MMgal)
Firm capacity(1)	127	108
Volumetric-based services	282	351
Total water volumes	409	459

Capital expenditures	$10,047	$11,076
(1)Includes revenues and volumes from contracts with MVCs or Annual Revenue Commitments (ARCs), as applicable.

Source: Equitrans Midstream Corporation